Exhibit 10.2

TRELLIS EARTH PRODUCTS, INC.

SECOND AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

AGREEMENT:

REGISTRATION RIGHTS.  THE COMPANY AND THE INVESTORS COVENANT AND AGREE AS FOLLOWS:

1. Definitions.  For purposes of this Section 1:

1.1 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated under such act;

1.2 The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

1.3 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9 of this Agreement;

1.4 The term “Preferred Stock” means shares of Seed Series Convertible Preferred Stock of the Company;

1.5 The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Second Amended and Restated Articles of Incorporation (the “Restated Articles”) as the Restated Articles may be amended from time to time;

1.6 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

1.7 The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 11, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed above in this Section 1.7; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in this Section 1 in accordance with Section 11;

1.8 The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities;

1.9 The term “SEC” means the Securities and Exchange Commission; and

1.10 The term “Securities Act” means the Securities Act of 1933, as amended (and any successor to such act) and the rules and regulations promulgated under such act.

2. Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 15, the Company shall, subject to the provisions of Section 6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

3. Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

3.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered under such registration statement, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

3.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

3.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

3.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

3.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

3.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in such prospectus or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

3.7 Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

3.8 Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

3.9 Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

4. Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

5. Expenses of Registration.  All expenses other than underwriting discounts and commissions and selling shareholders’ share transfer taxes and legal expenses incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6. Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 10 percent of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included.  For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

7. Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 7:

7.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

7.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 7 exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

7.4 If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party under this Agreement, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 7 exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

7.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.6 The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

8. Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

8.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

8.2 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

9. Assignment of Registration Rights.  The rights to participate in the registration of Registrable Securities pursuant to Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) that holds or acquires an aggregate of at least 500,000 shares of Preferred Stock (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member,” which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2 or Section 14.

10. Lock-Up Agreement.

10.1 Lock-Up Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

10.2 Limitations.  The obligations described in Section 10 shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

10.3 Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 10).

10.4 Transferees Bound. Each Holder agrees that, so long as it is bound by the provisions of this Section 10, it will not, without the consent of the Company, transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 10, provided that this Section 10 shall not apply to transfers pursuant to a registration statement.

11. Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 11 after the earlier of (i) five years following the consummation of a Qualified IPO, (ii) such time as the company’s shares are publicly traded on NASDAQ or on another United States national exchange and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of this Agreement.

MISCELLANEOUS.

12. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

13. Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Seed Series Preferred Stock or any Common Stock issued upon conversion of the Preferred Stock).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14. Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 51 percent of the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.  Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Seed Series Preferred Stock as “Investors.”

15. Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on attached Schedule 1 or as subsequently modified by written notice.

16. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a)  such provision shall be excluded from this Agreement, (b)  the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c)  the balance of the Agreement shall be enforceable in accordance with its terms.

17. Governing Law.  This Agreement and all acts and transactions pursuant to this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Oregon, without giving effect to principles of conflicts of laws.

18. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

COMPANY:

TRELLIS EARTH PRODUCTS, INC.

By:	/s/
Randy Reed, CEO and President

TRELLIS EARTH PRODUCTS, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

To           Prospective Investors

TRELLIS EARTH PRODUCTS, INC., an Oregon corporation (the “Company”), is offering shares of Series A Preferred Stock of the Company (the “Securities”) for sale.  The Securities are being offered pursuant to an exemption from registration under the Securities Act of 1933 (the “Act”) and the provisions of applicable state blue sky laws. The exemption upon which the Company is relying is based upon persons and entities purchasing the Securities meeting certain standards under the Act and regulations of the Securities and Exchange Commission (the “SEC”) issued under such Act and regulations. The Company is obligated to determine that each prospective purchaser meets such standards. This Accredited Investor Questionnaire (this “Questionnaire”) has been prepared for this purpose, and is not to be construed as an offer for the sale of the Securities or any other securities.

Your answers to this Questionnaire will be relied upon by the Company to meet certain legal requirements imposed on the Company as a condition to offering the Securities to you without registration with the SEC.  Your answers to this Questionnaire will be kept strictly confidential, subject to such disclosure as may be necessary to establish compliance with applicable securities laws and regulations.

To enable the Company to comply with applicable securities laws, please answer the following questions:

1.           Full Legal Name:       __________________________________________________________________

2.           Home Address:        __________________________________________________________________

(Note: All correspondence will be sent to this address unless an alternative address is provided in writing to the Company.)

Home Telephone:     _________________________________________________________________

Facsimile:       ______________________________________________________________________

Cell Phone:    ______________________________________________________________________

E-mail address:  ____________________________________________________________________

3.           Social Security No. or Taxpayer ID No.:    __________________________________________________

4.
Please check each of the categories below for which you qualify as an “accredited investor” as defined in Regulation D under the Act by reason of coming within one or more of the following definitions.

(a)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(b)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5 million or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors.

(c)	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(d)
An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million.

(e)	A director or executive officer of the Company.

(f)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase, exceeds $1 million.

(g)
A natural person who had individual income in excess of $200,000 in each of two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(h)
A trust, with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

(i)	An entity in which all of the equity owners are Accredited Investors.

Note: As used in this section, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of category (f) above, your principal residence must be valued at cost (including cost of improvements) or a recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income for the purpose of category (g) above, you should add to your adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRS or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

5.
State whether you possess sufficient knowledge and experience in financial and business matters generally, and investing in development stage companies in particular, to be capable of evaluating the merits and risks of an investment in the Company.

  Yes                        No

6.	State whether you are able to bear the economic risk of the investment, including a complete loss of such investment.

  Yes                        No

You hereby confirm that the foregoing statements are complete and accurate to the best of your knowledge and belief, and that you undertake to notify the Company of any material change in the information set forth above prior to the closing of any purchase by you of the Securities.  Moreover, you also agree to submit such additional materials, including without limitation tax returns or financial statements, as the Company reasonably requests to further confirm the information contained in this Questionnaire.

Dated:
(Prospective Purchaser – Print Name)

By:
(Sign for Prospective Purchaser)

(Please Print Signatory’s Name and Title if Prospective Purchaser is not an individual.)

ACCEPTED BY:

TRELLIS EARTH PRODUCTS, INC.

By:         ______________________________

Name:    ______________________________

Title:      ______________________________